UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
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NUANCE COMMUNICATIONS, INC.

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NUANCE COMMUNICATIONS, INC.
1 Wayside Road
Burlington, MA 01803
(781) 565-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The Annual Meeting of Stockholders of Nuance Communications, Inc. (the “Company”) will be held at the Company’s corporate headquarters, 1 Wayside Road, Burlington, Massachusetts 01803, on March 22, 2007 at 9:00 a.m., local time, for the purpose of considering and acting upon the following proposals:

(1)	To elect nine members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

(2)	To approve the amended and restated 2000 Stock Plan;

(3)	To amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 280,000,000 shares to 560,000,000 shares;

(4)	To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007; and

(5)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on January 22, 2007 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at 1 Wayside Road, Burlington, Massachusetts 01803 for ten days prior to the Annual Meeting.

The Company’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2006 accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement.

By Order of the Board of Directors

Jo-Anne Sinclair
Secretary
Burlington, Massachusetts
February 26, 2007

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

ANNUAL MEETING OF STOCKHOLDERS
VOTING RIGHTS
RECORD DATE AND SHARE OWNERSHIP
PROXIES
STOCKHOLDER PROPOSALS
PROXY SOLICITATION COSTS
PROPOSAL NUMBER 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION, MANAGEMENT AND OTHER INFORMATION
PROPOSAL 2 APPROVAL OF THE AMENDED AND RESTATED 2000 STOCK PLAN

NUANCE COMMUNICATIONS, INC.
1 Wayside Road
Burlington, MA 01803
(781) 565-5000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
March 22, 2007

This Proxy Statement is furnished in connection with the solicitation by Nuance Communications, Inc. (the “Company”) on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of proxies for use at the Annual Meeting of Stockholders of the Company to be held on March 22, 2007 at 9:00 a.m., local time, at the Company’s corporate headquarters, 1 Wayside Road, Burlington, Massachusetts 01803 (the “Annual Meeting”). We intend to mail this proxy statement and the accompanying form of proxy to stockholders on or about February 28, 2007.

VOTING RIGHTS

Each share of the Company’s common stock (the “Common Stock”) entitles the holder thereof to one vote on matters to be acted upon at the Annual Meeting, including the election of directors. The Company’s Series B Preferred Stock is not entitled to vote on matters to be acted upon at the Annual Meeting. Votes cast in person or by proxy at the Annual Meeting will be tabulated by U.S. Stock Transfer Corporation, the Inspector of Elections. Any proxy that is returned using the form of proxy enclosed will be voted in accordance with the instructions thereon, and if no instructions are given, will be voted (i) FOR the election of the director nominees as provided under Proposal 1 herein, (ii) FOR the Company’s amended and restated 2000 Stock Plan under Proposal 2 herein, (iii) FOR the amendment to the Company’s Amended and Restated Certificate of Incorporation under Proposal 3 herein, (iv) FOR ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm under Proposal 4 herein, and (v) as the proxy holders deem advisable in their sole discretion on any other matters that may properly come before the Annual Meeting. A stockholder may indicate on the enclosed proxy or its substitute that it is abstaining from voting on a particular matter (an “abstention”). A broker may indicate on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a “broker non-vote”). Abstentions and broker non-votes are each tabulated separately.

The Inspector of Elections will determine whether or not a quorum is present at the Annual Meeting. In general, Delaware law and our By-laws provide that a majority of the shares issued and outstanding and, entitled to vote present in person or represented by proxy constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present in person or represented by proxy for purposes of determining the presence of a quorum.

In determining whether a proposal has been approved, abstentions are treated as present in person or represented by proxy and entitled to vote, but not as voting for such proposal, and hence have the same effect as votes against such proposal, while broker non-votes are not treated as present in person or represented by proxy, and hence have no effect on the vote for such proposal, except with respect to Proposal 3, for which such broker non-votes will be treated as a vote against Proposal 3.

RECORD DATE AND SHARE OWNERSHIP

Holders of record of Common Stock as of the close of business on January 22, 2007 have the right to receive notice of and to vote at the Annual Meeting. On January 22, 2007, the Company had issued and outstanding 172,537,228 shares of Common Stock.

PROXIES

Proxies for use at the Annual Meeting are being solicited by the Company on behalf of the Board of Directors from its stockholders. Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or (ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Annual Meeting and the election to vote in person. Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at the Company’s 2008 Annual Meeting of Stockholders must comply with the requirements of SEC Rule 14a-8 and must be received by the Company no later than October 29, 2007, in order to be included in the Company’s proxy statement and form of proxy relating to the meeting. A stockholder proposal or a nomination for director for the Company’s 2008 Annual Meeting of Stockholders that is not to be included in the Company’s proxy statement and form of proxy relating to the meeting must be received by the Company no later than December 23, 2007. The Company’s bylaws require that certain information and acknowledgements with respect to the proposal be set forth in the stockholder’s notice. A copy of the relevant bylaw provision is available upon written request to Nuance Communications, Inc., 1 Wayside Road, Burlington, Massachusetts 01803, Attention: Investor Relations. Further, our bylaws were filed as an Exhibit to our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2004.

PROXY SOLICITATION COSTS

The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees, who will receive no additional compensation for their services, may solicit proxies by telephone, telegraph or in person. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing. In addition, we have engaged Georgeson Inc., to assist in the solicitation of proxies and provide related advice and informational support, for a services fee of $9,500 plus reimbursement of out of pocket expenses.

In October 2004, the Company changed its fiscal year end from December 31 to September 30, effective beginning September 30, 2004. Unless otherwise indicated, references in this Proxy Statement to the fiscal year ended September 30, 2005 or 2006 refer to the twelve months ended September 30, 2005 or 2006, as applicable, references to fiscal 2004 refer to the nine months ended September 30, 2004 and references to fiscal 2003 refer to the twelve months ended December 31, 2003. The Annual Report of the Company on Form 10-K/A (which does not form a part of the proxy solicitation materials), containing the consolidated financial statements of the Company for the fiscal year ended September 30, 2006, is being distributed concurrently with this proxy statement to stockholders.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

The Nominating Committee of the Board of Directors recommended, and the Board of Directors approved, Paul A. Ricci, Charles W. Berger, Robert J. Frankenberg, Jeffrey A. Harris, William H. Janeway, Katharine A. Martin, Mark B. Myers, Philip J. Quigley and Robert G. Teresi as nominees for election at the Annual Meeting. At the Annual Meeting, nine directors will be elected to the Board. Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominees named below, who are all presently directors of the Company. Messrs. Janeway and Harris are being nominated for election to our Board by Warburg Pincus LLC pursuant to the terms of a Stockholders Agreement described herein under “Related Party Transactions.” In the event that any nominee becomes unavailable, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

Information Regarding the Nominees for Election as Directors

The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominees has been furnished to the Company by such nominees. Except as indicated, the nominees have had the same principal occupation during the last five years.

Paul A. Ricci, 50, has served as our Chairman since March 2, 1999 and our Chief Executive Officer since August 21, 2000. From May 1992 to August 2000, Mr. Ricci held several positions at Xerox, including, President, Desktop Systems Division, President, Software Solutions Division, and Vice President, Corporate Business Development. Between June 1997 and March 1999, Mr. Ricci served as Chairman of the Board of Directors of Nuance Communications, Inc. (formerly, ScanSoft Inc.), which was then operating as an indirect wholly-owned subsidiary of Xerox.

Charles W. Berger, 53, has served as a director since the consummation of the acquisition of the former Nuance Communications, Inc. in September 2005 and was originally appointed to the Board in accordance with the terms of the Merger Agreement pursuant to which the Company acquired the former Nuance Communications, Inc. Since April 2006, Mr. Berger has served as Chairman and Chief Executive Officer of DVDPlay, Inc., a manufacturer of remotely managed DVD rental kiosks. From September 2005 to December 2005, Mr. Berger served in a transition role with the Company assisting with the integration of the former Nuance Communications, Inc. From March 2003 to September 2005, Mr. Berger served as President and Chief Executive Officer of the former Nuance Communications, Inc., a leader in the voice automation market. From December 2001 through December 2002, Mr. Berger was President and Chief Executive Officer of Vicinity, Inc., a leading provider of locations-based technology and solutions. From July 1997 through June 2001 he held the position of Chief Executive Officer at AdForce. Mr. Berger serves on the board of directors of SonicWALL, Inc. and Tier Technologies, Inc.

Robert J. Frankenberg, 59, has served as a director since March 13, 2000. Mr. Frankenberg is owner of NetVentures, a management consulting firm. From December 1999 to July 2006, Mr. Frankenberg served as Chairman of Kinzan, Inc., an Internet Services software platform provider. From May 1997 to July 2000, Mr. Frankenberg served as Chairman, President and Chief Executive Officer of Encanto Networks, Inc., a developer of hardware and software designed to enable the creation of businesses on the Internet. From April 1994 to August 1996, Mr. Frankenberg was Chairman, President and Chief Executive Officer of Novell, Inc., a producer of network software. Mr. Frankenberg is a director of National Semiconductor and Secure Computing Corporation. Mr. Frankenberg also serves on several boards of privately held companies. Mr. Frankenberg serves as Chairman of our Audit and Compensation Committees and also serves on our Governance and Nominating Committees.

Jeffrey A. Harris, 51, is being nominated for election to our Board by Warburg Pincus pursuant to the terms of a Stockholders Agreement described herein under “Related Party Transactions.” Mr. Harris has served on our Board since September, 2005 and was appointed to the Board pursuant to the terms of a Stockholders Agreement between the Company and Warburg Pincus & Co. Since 1988, Mr. Harris has been a Member and Managing Director of Warburg Pincus LLC and a partner of Warburg Pincus & Co. Mr. Harris joined Warburg Pincus & Co. in April 1983. Mr. Harris serves as a director of Bill Barrett Corporation, Knoll, Inc. and Spinnaker Exploration Co. and several privately held companies. Mr. Harris received a B.S. in Economics from the Wharton School, University of Pennsylvania and an M.B.A. from Harvard Business School.

William H. Janeway, 63, is being nominated for election to our Board by Warburg Pincus pursuant to the terms of a Stockholders Agreement described herein under “Related Party Transactions.” Mr. Janeway has served as a director since April 2004 and was appointed to the Board pursuant to the terms of a Stockholders Agreement between the Company and Warburg Pincus & Co. Mr. Janeway is a Senior Advisor of Warburg Pincus LLC and has been employed by Warburg Pincus LLC since July 1988. Prior to joining Warburg Pincus LLC, Mr. Janeway served as Executive Vice President and a director at Eberstadt Fleming Inc. from 1979 to July 1988. Mr. Janeway is a director of BEA Systems, Inc., NYFIX, Inc. and several privately held companies. Mr. Janeway holds a B.A. from Princeton University and a Ph.D. from Cambridge University, where he studied as a Marshall Scholar.

Katharine A. Martin, 44, has served as a director since December 17, 1999. Since September 1999, Ms. Martin has served as a Member, and is currently the head of the business law and tax services departments, of Wilson

Sonsini Goodrich & Rosati, Professional Corporation. Wilson Sonsini Goodrich & Rosati serves as the Company’s primary outside corporate and securities counsel. Prior thereto, Ms. Martin was a Partner of Pillsbury Madison & Sutro LLP. Ms. Martin also serves on the board of directors of the Wilson Sonsini Goodrich & Rosati Foundation, a nonprofit organization. Ms. Martin serves as Chairman of our Governance Committee.

Mark B. Myers, 68, has served as a director since March 2, 1999. Dr. Myers served as Senior Vice President, Xerox Research and Technology, responsible for worldwide research and technology from February 1992 until April 2000. Dr. Myers is presently a visiting faculty member at the Wharton School, University of Pennsylvania. Dr. Myers serves as Chairman of our Nominating Committee and also serves on our Audit Committee.

Philip J. Quigley, 64, has served as a director since the consummation of the acquisition of the former Nuance Communications, Inc. in September 2005, and was originally appointed to the Board in accordance with the terms of the Merger Agreement pursuant to which the Company acquired the former Nuance Communications, Inc. Mr. Quigley served as Chairman, President, and Chief Executive Officer of Pacific Telesis Group, a telecommunications holding company in San Francisco, California, from April 1994 until his retirement in December 1997. He also serves as a director of Wells Fargo & Company and as an advisor to several private organizations.

Robert G. Teresi, 65, has served as a director since March 13, 2000. Mr. Teresi served as Chairman of the Board, Chief Executive Officer and President of Caere Corporation from May 1985 until March 2000. Mr. Teresi serves on our Governance Committee.

Required Vote

The nine nominees receiving the highest number of affirmative votes of the shares of the Company’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” management’s nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE FOREGOING NOMINEES TO SERVE AS DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS.

CORPORATE GOVERNANCE

Board of Director Meetings and Committees

The Board of Directors held a total of five meetings during the fiscal year ended September 30, 2006. Each director attended at least 75% of the aggregate number of meetings of: (i) the Board of Directors and (ii) the committees of the Board of Directors on which he or she served.

Board Independence

The Board of Directors has determined that Ms. Martin and each of Messrs. Finch, Frankenberg, Freker, Harris, Janeway, Myers and Quigley are independent within the meaning of the listing standards of the NASDAQ Stock Market.

Committees of the Board of Directors

The Board of Directors has Audit, Nominating, Governance and Compensation Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and are non-employee directors. The following describes each committee, its current membership, the number of meetings held during the fiscal year ended September 30, 2006 and its function.

Audit Committee

The Audit Committee consists of Messrs. Finch, Frankenberg and Myers, each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market. The Audit Committee held eleven meetings during the fiscal year ended September 30, 2006. Mr. Frankenberg serves as Chairman of the Audit Committee.

The Board of Directors has determined that Mr. Frankenberg is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Mr. Frankenberg’s relevant experience includes services as the Chief Executive Officer of Novell, Inc., where he actively supervised that company’s principal financial officer, and as a member of several other audit committees.

The Audit Committee reviews the engagement of the Company’s independent registered public accounting firm, reviews annual financial statements, considers matters relating to accounting policy and internal controls, reviews whether non-audit services provided by the independent registered public accounting firm affect the accountants’ independence and reviews the scope of annual audits in accordance with a written Audit Committee Charter.

The Audit Committee Report is included in this Proxy Statement. In addition, the Board of Directors adopted an Amended and Restated Charter for the Audit Committee in February 2004, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/governance.

Nominating Committee

The Nominating Committee consists of Messrs. Frankenberg and Myers, each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market. Mr. Myers serves as the Chairman of the Nominating Committee.

The Nominating Committee held one meeting during the fiscal year ended September 30, 2006. The Board of Directors adopted a written charter for the Nominating Committee in February 2004, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/governance.

The mandate of the Nominating Committee is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to stockholders and the Company. The Nominating Committee was formed to consider and periodically report on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees.

Governance Committee

The Governance Committee consists of Ms. Martin, Messrs. Frankenberg and Teresi. Ms. Martin and Mr. Frankenberg are independent within the meaning of the listing standards of the NASDAQ Stock Market. Ms. Martin serves as the Chairman of the Governance Committee.

The mandate of the Governance Committee is to ensure that the Board of Directors and the Company have and follow appropriate governance standards. To carry out this purpose, the Governance Committee develops and recommends to the Board the governance principles applicable to the Company and oversees the evaluation of the Board.

The Governance Committee held one meeting during the fiscal year ended September 30, 2006. The Board of Directors adopted a written charter for the Governance Committee in February 2004, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/governance.

Compensation Committee

The Compensation Committee consists of Messrs. Frankenberg and Freker, each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market and an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Frankenberg serves as the Chairman of the Compensation Committee. The mandate of the Compensation Committee is to review and recommend to the Board of Directors the Company’s compensation and benefit policies, and oversee, evaluate and approve compensation plans, policies and programs for the Company’s executive officers.

The Compensation Committee held eight meetings during the fiscal year ended September 30, 2006. The Board of Directors adopted a written charter for the Compensation Committee in February 2004, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/governance.

The Compensation Committee Report is included in this Proxy Statement.

Consideration of Director Nominees

Stockholder Nominees

The Nominating Committee will consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as well as candidates recommended for consideration by the Nominating Committee as described below under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations must comply with the requirements of the Company’s amended and restated bylaws and should include all information relating to such nominee as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended or any successor thereto (the “Exchange Act”), such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected, as well as a written statement executed by such nominee acknowledging that as a director of the Company, such nominee will owe a fiduciary duty under the General Corporation Law of the State of Delaware exclusively to the Company and its stockholders. In addition, stockholder nominations should be submitted within the time frame as specified under “Stockholder Proposals” above and addressed to: Nuance Communications, Inc., Attention: General Counsel, 1 Wayside Road, Burlington, Massachusetts 01803.

A stockholder that instead desires to merely recommend a candidate for consideration by the Nominating Committee shall direct the recommendation in writing to Nuance Communications, Inc., Attention: General Counsel, 1 Wayside Road, Burlington, Massachusetts 01803, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Nominating Committee has not specified any minimum qualifications for serving on the Board of Directors. However, the Nominating Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in technology, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board of Directors. The Nominating Committee seeks to ensure that the Board of Directors is composed of individuals who have experience relevant to the needs of the Company and who have the highest professional and personal ethics, consistent with the Company’s values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.

Identifying and Evaluating Nominees for Directors

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. As described above, the Nominating Committee considers properly submitted stockholder nominations and recommendations for candidates for the Board of Directors. Following verification of the stockholder status of persons proposing candidates, nominations and recommendations are aggregated and considered by the Nominating Committee. If any materials are provided by a stockholder in connection with the nomination or recommendation of a director candidate, such materials are forwarded to the Nominating Committee. The Nominating Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Frankenberg and Freker. Neither of the members of the Compensation Committee has been or is an officer or employee of the Company. None of the Company’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend annual meetings of the Company. In an effort to maximize director attendance at our annual meetings of stockholders, the Company endeavors to schedule a meeting of the Board of Directors on the same day as the annual meeting of stockholders. Seven directors attended the 2006 annual meeting of stockholders.

Communication with the Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, stockholders who are interested in communicating with the Board of Directors are encouraged to do so by submitting an email to Generalcounsel@nuance.com or by writing to us at Nuance Communications, Inc., Attention: General Counsel, 1 Wayside Road, Burlington, Massachusetts 01803. Stockholders who would like their submission directed to a member of the Board of Directors may so specify. Communications will be reviewed by the General Counsel and forwarded to the Board, or the individual if so specified, as appropriate.

Code of Ethics

Our Board of Directors adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees on February 24, 2004. Our Code of Business Conduct and Ethics can be found on our website: http://www.nuance.com/company/governance. We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics. Such a request should be made in writing and addressed to Nuance Communications, Inc., Attention: Investor Relations, 1 Wayside Road, Burlington, Massachusetts 01803. Further, our Code of Business Conduct and Ethics was filed as an Exhibit to our Annual Report on Form 10-K, filed with the SEC on March 15, 2004.

Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines for our non-employee directors and senior management team. The guidelines were adopted to further align the interests of our non-employee directors and members of senior management with the interests of the stockholders. Under our guidelines, the target share ownership levels are five times the annual salary for our chief executive officer, three times annual salary for executive officers, two times annual salary for other members of senior management and three times the annual cash retainer for non-employee directors. Shares subject to unexercised options, whether or not vested, will not be counted for purposes of satisfying these guidelines. We have not specified a time period during which individuals must be in compliance with the guidelines, however, until an individual has reached the target level, he or she will be required to retain twenty-five percent of the net shares received as a result of the exercise of stock options or vesting of restricted stock until the guidelines are met.

Compensation of Non-Employee Directors

On February 3, 2006, the Board approved changes to the cash compensation payments made to the non-employee directors. From and after that date, each non-employee director will receive an annual retainer of $30,000. The Chairman of the Audit Committee will receive an annual retainer of $15,000 and the other members of the Audit Committee will receive an annual retainer of $7,500. The Chairman of the Compensation Committee will receive an annual retainer of $7,500 and the other members of the Compensation Committee will receive an annual retainer of $5,000. The Chairmen of the Nominating and Governance Committees will receive an annual retainer of $5,000 and the additional members of the Nominating and Governance Committees will receive an annual retainer of $2,500. In addition to the annual retainer, each non-employee director received $2,000 for each Board meeting attended in person, $1,500 for each Committee meeting attended in person and $750 for each Board or Committee meeting attended telephonically. The Company also reimbursed directors for expenses in connection with attendance at meetings. The following table provides information regarding the actual cash compensation paid to our non-employee directors during the 2006 fiscal year:

	Annual	Board	Committee	Total Cash
	Retainer	Meeting Fees	Meeting Fees	Compensation

Charles W. Berger	$30,000	$5,500	$—	$35,500
Robert M. Finch	$37,500	$8,750	$11,250	$57,500
Robert J. Frankenberg	$60,000	$8,750	$19,500	$88,250
John C. Freker, Jr.	$35,000	$8,750	$7,500	$51,520
Jeffrey A. Harris	$30,000	$5,500	$—	$35,500
William H. Janeway	$30,000	$8,750	$—	$38,750
Katharine A. Martin	$35,000	$8,750	$1,500	$45,250
Mark B. Myers	$42,500	$8,750	$12,000	$63,250
Philip J. Quigley	$30,000	$7,500	$—	$37,500
Robert G. Teresi	$32,500	$8,750	$1,500	$42,750

Non-employee directors are also entitled to participate in the 1995 Directors’ Stock Option Plan (the “Directors’ Plan”). Prior to amendments approved by the stockholders at the 2006 Annual Meeting, the Directors’ Plan provided for an initial option to purchase 50,000 shares of Common Stock to non-employee directors upon first joining the Board of Directors as a non-employee director. All initial options have an exercise price equal to the fair market value of the Common Stock on the respective date of the grant. Each initial option vests over four years with 25% of the option becoming vested on each of the first, second, third and fourth anniversaries of the date of grant, subject to the non-employee director’s remaining a member of the Board of Directors on the applicable vesting date. Prior to the amendments, the Directors’ Plan also provided for the automatic annual grant of options to purchase 15,000 shares of Common Stock to each non-employee director on January 1 of each year, provided that, on such date, he or she shall have served on the Board of Directors for at least six months. These annual options have an exercise price equal to the fair market value of the Common Stock on the respective date of the grant and become fully vested and exercisable on the first anniversary of the date of grant, subject to the non-employee director’s remaining a member of the Board of Directors on such vesting date. During fiscal 2006, options were granted to non-employee directors under the Directors’ Plan for the following number of shares and at the per share exercise prices shown:

	Initial	Annual	Exercise
Non-Employee Director	Grant	Grant	Price

Charles W. Berger*	—	—	$—
Robert M. Finch	—	15,000	$7.80
Robert J. Frankenberg	—	15,000	$7.80
John C. Freker, Jr.	—	15,000	$7.80
Jeffrey A. Harris*	—	—	$7.80
William H. Janeway	—	15,000	$7.80
Katharine A. Martin	—	15,000	$7.80
Mark B. Myers	—	15,000	$7.80
Philip J. Quigley*	—	—	$7.80
Robert G. Teresi	—	15,000	$7.80

*	Messrs. Berger, Harris and Quigley were appointed to the Board in September 2005, and, accordingly, did not receive the annual stock option grant pursuant to the Directors’ Plan.

The Directors’ Plan, as amended, currently provides for an initial grant of 30,000 restricted stock purchase rights to non-employee directors upon first joining the Board of Directors as a non-employee director, with a purchase price equal to $0.001. In addition, non-employee directors will be eligible to automatically receive annual grants of 15,000 restricted stock purchase rights on January 1 of each year, provided that, on such date, he or she shall have served on the Board of Directors for at least six months, with a purchase price equal to $0.001 per share. All restricted stock purchase rights granted to the non-employee directors will vest annually over a three-year period, subject to the non-employee director’s remaining a member of the Board of Directors on such vesting date.

EXECUTIVE COMPENSATION, MANAGEMENT AND OTHER INFORMATION

Information Concerning Executive Officers Who Are Not Directors

James R. Arnold, Jr., 50, has served as our Senior Vice President and Chief Financial Officer since September 2004. From April 2003 through June 2004, Mr. Arnold served as Corporate Vice President and Corporate Controller for Cadence Design Systems, Inc. From October 1997 through April 2003, Mr. Arnold held a number of key financial positions, including Chief Financial Officer in 2000 and 2001, with Informix Corp. which changed its name to Ascential Software Corp. and was subsequently acquired by International Business Machines Corp.

Steven G. Chambers, 44, has served as our President, SpeechWorks Solutions Business Unit since March 2004. Mr. Chambers joined Nuance in August 2003 as General Manager, Networks Business Unit in connection with our acquisition of SpeechWorks International, Inc. and was elected an executive officer in March 2004. From September 1999 to August 2003, Mr. Chambers served as the Chief Marketing Officer of SpeechWorks International, Inc.

Peter Hauser, 53, has served as our Senior Vice President and General Manager, International Operations since December 2000 and as an executive officer from March 2005 to November 2006. From 1995 through 2000 Mr. Hauser served as Senior Vice President of International Operations for General Datacom Inc. From 1990 through 1994, Mr. Hauser served as General Manager, Networks Division of Ascom AG.

Donald W. Hunt, 51, has served as our Senior Vice President, Worldwide Sales since October 2006. Mr. Hunt was elected an executive officer effective November 2, 2006. From June 2004 through June 2006, Mr. Hunt served as Senior Vice President of Worldwide Sales of Macromedia, Inc., which was acquired by Adobe Systems Incorporated. Prior to joining Macromedia, from December 2001 to May 2003, Mr. Hunt served as Senior Vice President of Worldwide Field Operations for MatrixOne, Inc. From January 1999 to April 2001, Mr. Hunt served as Senior Vice President of Worldwide Field Operations at Genesys Telecommunications Laboratories, a customer contact solutions provider.

Jeanne F. McCann, 54, has served as our Senior Vice President of Research and Development since September 2003. From December 2001 to September 2003, Ms. McCann served as Senior Vice President Speech Research and Development. From June 2000 to December 2001, Ms. McCann served as Senior Vice President, Development — SLS Division of Lernout & Hauspie. From July 1998 to June 2000, Ms. McCann served as Vice President, Development for Dragon Systems, Inc.

John D. Shagoury, 48, has served as President of our Productivity Business Applications Business Unit since March 2004. From January 2003 to December 2003, Mr. Shagoury held the position of President of Kubi Software, Inc. From June 2000 to April 2002, Mr. Shagoury served as President of Lernout & Hauspie Holdings USA. From June 1998 to June 2000, Mr. Shagoury served as President of Dragon Systems, Inc.

Executive Compensation

The following table shows compensation information for (i) the Company’s Chief Executive Officer and (ii) the Company’s four other most highly compensated executive officers in the fiscal year ended September 30, 2006 (the “Named Executive Officers”). In October 2004, the Company changed its fiscal year end from December 31 to September 30, effective beginning September 30, 2004. As a result, the compensation information contained in this Proxy Statement for fiscal 2004 is based on the nine months ended September 30, 2004, while the information for fiscal 2006, fiscal 2005 and fiscal 2003 is based on the twelve months ended September 30, 2006, September 30, 2005 and December 31, 2003, respectively.

							Long-Term
							Compensation Awards
	Annual Compensation						Restricted		Securities	All Other
					Other Annual		Stock		Underlying	Annual
Name and Principal Position	Year	Salary	Bonus		Compensation		Award(s)($)(1)		Options(#)	Compensation(2)

Paul A. Ricci	2006	$524,750	$95,625	(3)	$78,858	(4)	$5,968,463	(5)	1,000,000	$6,327
Chief Executive Officer	2005	$464,688	$131,913		$62,170	(6)	$95,625	(7)	750,000	$3,025
	2004	$300,000	—		$80,250	(8)	—		—	—
	2003	$300,000	—		$107,000	(8)	$1,205,700	(9)	—	—
James R. Arnold, Jr.	2006	$285,000	$25,650		$11,626	(11)	$177,949	(12)	—	$2,816
Sr. Vice President Chief	2005	$285,000	$37,620		$12,200	(13)	$25,650	(14)	100,000	$3,369
Financial Officer(10)	2004	$2,192	—		—		$509,875	(15)	450,000	—
Steven G. Chambers	2006	$265,625	$83,410	(17)	$14,067	(18)	$771,927	(19)	100,000	$4,343
President — SpeechWorks	2005	$250,000	$75,900	(20)	$4,650	(21)	$49,988	(22)	150,000	$4,089
Solutions Business Unit(16)	2004	$170,833	$42,065	(23)	—		$526,350	(24)	200,000	$2,510
Peter Hauser	2006	$215,011	$204,976	(26)	$20,373	(27)	$697,425	(28)	100,000	$24,522	(29)
Sr. Vice President and General Manager, International Operations(25)	2005	$246,525	$275,700	(26)	$2,894	(27)	—		100,000	—
John D. Shagoury	2006	$265,625	$113,470	(31)	$16,354	(32)	$821,920	(33)	100,000	—
President — PABU(30)	2005	$250,000	$62,675	(34)	$11,428	(35)	—		100,000	—
	2004	$136,378	$11,312	(36)	—		$499,898	(37)	400,000	—

(1)	This column shows the market value of restricted stock awards on the date of grant. The aggregate holdings and market value of restricted stock held on September 30, 2006 by the individuals listed in this table are:

	Shares of	Value of
Executive Officer	Restricted Stock	Restricted Stock

Paul A. Ricci	735,445	$6,007,850
James R. Arnold, Jr.	89,343	729,843
Steven G. Chambers	146,302	1,195,167
Peter Hauser	100,061	817,398
John D. Shagoury	141,677	1,157,359

(2)	Unless otherwise noted, represents Company matching contributions made under its 401(k) plan.

(3)	In view of the reduced bonuses payable to employees for the first half of Fiscal 2006, Mr. Ricci requested that this bonus be eliminated. The Compensation Committee accepted this proposal and Mr. Ricci returned the bonus to the Company.

(4)	Represents taxable benefits relating to an auto lease in the amount of $7,861, reimbursement for attorney’s fees relating to Mr. Ricci’s employment contract entered into on August 11, 2006 of $12,636, reimbursement for financial and tax planning services of $28,554 (of which $9,500 was for tax planning for the 2005 calendar year that was reimbursed in fiscal 2006), personal assistant in the amount of $25,911.04 and reimbursement for income taxes payable on perquisites in the amount $3,896.

(5)	Mr. Ricci received 735,445 shares of restricted stock which shall vest on August 11, 2009, provided that the vesting of 50% of such shares shall accelerate upon the achievement of certain performance objectives established by the Board of Directors for the Company’s 2007 fiscal year and the vesting of the remaining 50%

of such shares shall accelerate upon the achievement of certain performance objectives established by the Board of Directors for the Company’s 2008 fiscal year. Mr. Ricci received a restricted stock unit award for 33,633 shares pursuant to the 2006 Company Bonus Incentive Program. This award vested on March 15, 2006.

(6)	Represents allowance paid for living expenses in the amount of $40,125, taxable benefit relating to an auto lease in the amount of $5,644, personal assistance in the amount of $13,181 and reimbursement for income taxes payable on perquisites in the amount $3,220.00.

(7)	Mr. Ricci received a restricted stock award for 14,555 shares pursuant to the 2005 Company Bonus Incentive Program on December 15, 2005. This award vested on April 15, 2006.

(8)	Represents allowance paid for living expenses.

(9)	On August 11, 2003, Mr. Ricci received a restricted stock award for 300,000 shares. This restricted stock award vests in equal installments over three years, 1/3 on each anniversary date of grant. Mr. Ricci also received an additional restricted stock award for 5,291 shares pursuant to the 2003 Company Bonus Incentive Program on February 24, 2004. These restricted stock awards are currently vested.

(10)	Mr. Arnold joined the Company on September 29, 2004 as the Company’s Senior Vice President and Chief Financial Officer.

(11)	Represents taxable benefits relating to an auto lease of $5,183, reimbursement for financial and tax planning services of $4,000, reimbursement for income taxes payable on perquisites in the amount $1,813.

(12)	On May 2, 2006, Mr. Arnold received a restricted stock unit award for 6,005 shares. This restricted stock award vests on May 2, 2007 if Mr. Arnold achieves certain performance goals. If performance goals are not achieved, this award will not vest. On December 15, 2006, Mr. Arnold received an additional restricted stock unit award for 8,616 shares pursuant to the 2006 Company Bonus Incentive Program. This award vested on March 15, 2006.

(13)	Represents reimbursement for taxable relocation expenses in the amount of $9,200 and taxable benefits relating to an auto lease in the amount of $3,000.

(14)	Mr. Arnold received a restricted stock award for 3,904 shares pursuant to the 2005 Company Bonus Incentive Program on December 15, 2005. This award vested on April 15, 2006.

(15)	On September 30, 2004, Mr. Arnold received a restricted stock award for 125,000 shares. This restricted stock award has a 3-year cliff vesting, which vests 100% on September 30, 2007. The vesting of the restricted stock award may accelerate 1/3 each year upon the achievement of certain enumerated Company goals.

(16)	Mr. Chambers became an officer of the Company in April 2004 and assumed the position of President — SpeechWorks Solutions Business Unit.

(17)	Represents commission payments pursuant to achievements under Mr. Chambers’ Sales Incentive Plan in the amount of $49,660, and payments pursuant to the Company’s Bonus Incentive Plan in the amount of $33,750.

(18)	Represents taxable benefits relating to an auto lease of $6,103, reimbursement for financial and tax planning services of $5,000, and reimbursement for income taxes payable on perquisites in the amount $2,964.

(19)	Mr. Chambers received 75,000 restricted stock units which are scheduled to vest on February 15, 2009, provided that the vesting of 50% of such shares shall accelerate upon the achievement of certain performance objectives established by the Board of Directors for the Company’s 2007 fiscal year and the vesting of the remaining 50% of such shares shall accelerate upon the achievement of certain performance objectives established by the Board of Directors for the Company’s 2008 fiscal year. Mr. Chambers received an additional restricted stock unit award for 6,235 shares pursuant to the 2006 Company Bonus Incentive Program. This award vested on March 15, 2006.

(20)	Represents commission payments pursuant to achievements under Mr. Chambers’ Sales Incentive Plan in the amount of $51,900 and payments pursuant to the Company’s Bonus Incentive Plan in the amount of $24,000.

(21)	Represents taxable benefits relating to an auto lease.

(22)	On November 1, 2004 Mr. Chambers received a restricted stock grant for 12,500 shares, which vested in full on December 31, 2004.

(23)	Represents commission payments pursuant to achievements under Mr. Chambers’ Sales Incentive Plan.

(24)	On February 24, 2004, Mr. Chambers received a restricted stock award for 74,074 shares. This restricted stock award has 3-year cliff vesting, which vests 100% on February 24, 2007. The vesting of the restricted stock award may accelerate 1/3 each year upon the achievement of certain enumerated Company Goals. Mr. Chambers also received a restricted stock award for 25,619 shares on March 25, 2003 as part of his employment with SpeechWorks International, Inc. which was subsequently assumed by the Company on August 11, 2003 in connection with the SpeechWorks acquisition. This restricted stock award will vest 100% on March 25, 2007. The value of this award, on the date the award was assumed by the Company, was $100,426. Mr. Chambers also received an additional restricted stock award for 1,058 shares that was awarded pursuant to the 2003 Company Bonus Incentive Program on February 24, 2004. This restricted stock award is currently vested. The value of this award on the date of grant was $5,998.

(25)	Mr. Hauser became an executive officer in March 2005. Mr. Hauser is a resident of Switzerland. Where necessary, the amounts in the Summary Compensation Table have been converted from euros to United States dollars at an exchange rate of U.S. $1.2058 per euro.

(26)	Represents commission payments pursuant to achievements under Mr. Hauser’s Sales Incentive Plan.

(27)	Represents allowance paid to Mr. Hauser on a monthly basis for payment of miscellaneous expenses.

(28)	Mr. Hauser received 75,000 restricted stock units which are scheduled to vest on February 15, 2009, provided that the vesting of 50% of such shares shall accelerate upon the achievement of certain performance objectives established by the Board of Directors for the Company’s 2007 fiscal year and the vesting of the remaining 50% of such shares shall accelerate upon the achievement of certain performance objectives established by the Board of Directors for the Company’s 2008 fiscal year.

(29)	Represents a pension allowance made to Mr. Hauser.

(30)	Mr. Shagoury became an officer of the Company in May 2004 and assumed the position of President — Productivity Applications Business Unit.

(31)	Represents commission payments pursuant to achievements under Mr. Shagoury’s Sales Incentive Plan in the amount of $65,970, a $25,000 bonus awarded for performance, and payments pursuant to the Company’s Bonus Incentive Plan in the amount of $22,500.

(32)	Represents payments made to Mr. Shagoury for use towards an automobile lease in the amount of $13,500, reimbursement for tax preparation services in the amount of $1,690 and reimbursement for income taxes payable on perquisites in the amount $1,164.

(33)	Mr. Shagoury received 2 grants of restricted stock units during fiscal 2006. One grant was made on February 15, 2006 for 75,000 restricted stock units which shall vest on February 15, 2009, provided that the vesting of 50% of such shares shall accelerate upon the achievement of certain performance objectives established by the Board of Directors for the Company’s 2007 fiscal year and the vesting of the remaining 50% of such shares shall accelerate upon the achievement of certain performance objectives established by the Board of Directors for the Company’s 2008 fiscal year. An additional grant was made on May 2, 2006 for 4,003 restricted stock units which shall vest on May 2, 2007 if Mr. Shagoury achieves certain performance goals. If performance goals are not achieved, this award will not vest. Mr. Shagoury received an additional restricted stock unit award for 6,235 shares pursuant to the 2006 Company Bonus Incentive Program. This award will be vested on March 15, 2006.

(34)	Represents commission payments pursuant to achievements under Mr. Shagoury’s Sales Incentive Plan in the amount of $47,675 and payments pursuant to the Company’s Bonus Incentive Plan in the amount of $15,000.

(35)	Represents payments made to Mr. Shagoury for use towards an automobile lease in the amount of $8,438, reimbursement for tax preparation services in the amount of $2,271 and reimbursement for income taxes payable on perquisites in the amount $719.

(36)	Represents commission payments pursuant to achievements under Mr. Shagoury’s Sales Incentive Plan.

(37)	On May 14, 2004, Mr. Shagoury received a restricted stock award for 101,626 shares. This restricted stock award has 3-year cliff vesting, which vests 100% on May 14, 2007. The vesting of the restricted stock award may accelerate 1/3 each year upon the achievement of certain enumerated Company goals.

Change in Control and Employment Agreements

Mr. Ricci serves as our Chief Executive Officer and Chairman of the Board. We entered into an amended and restated employment agreement with Mr. Ricci effective August 11, 2006. Pursuant to the new agreement, effective October 1, 2006, Mr. Ricci received an annual base salary of $575,000, with an annual bonus opportunity of up to 100% of his base salary. Mr. Ricci also received the following equity-based compensation awards: (i) a grant of 750,000 shares of restricted stock which shall vest on August 11, 2009 (735,445 of the shares of restricted stock were issued on August 11, 2006 and 14,555 of the shares of restricted stock were issued on October 1, 2006), provided that the vesting of 50% of such shares shall accelerate upon the achievement of certain performance objectives established by the Board of Directors for the Company’s 2007 fiscal year and the vesting of the remaining 50% of such shares shall accelerate upon the achievement of certain performance objectives established by the Board of Directors for the Company’s 2008 fiscal year and (ii) a grant of 1,000,000 stock options which shall be scheduled to vest in three equal annual installments on each anniversary of the grant date. In addition, Mr. Ricci is entitled to receive an additional grant of 250,000 shares of restricted stock if (x) the vesting of the shares of restricted stock described above is accelerated based upon the achievement of the fiscal 2007 and fiscal 2008 performance objectives or (y) the closing price of the Company’s common stock on the Nasdaq Global Market exceeds $18 per share for a period of ninety consecutive days. If issued, the additional grant of shares of restricted stock shall be scheduled to vest on August 11, 2009. The grants of equity-based compensation pursuant to the terms of the employment agreement are intended to serve as Mr. Ricci’s equity-based compensation for the three-year term of the agreement, provided, however the compensation committee reserves the right to make additional grants of equity-based compensation to Mr. Ricci if deemed appropriate by the committee.

Upon any termination of Mr. Ricci’s employment by the Company, other than for cause, death or disability, or by Mr. Ricci for good reason, Mr. Ricci shall be entitled to continued payment of 1.5 times his base salary as then in effect and payment of 100% of his target bonus as then in effect for a period of eighteen months following termination; provided, however, if such termination occurs within 12 months of a change in control of the Company, Mr. Ricci shall be entitled to continued payment of 2.0 times his base salary as then in effect and payment of 100% of his target bonus as then in effect for a period of twenty-four months following termination. In addition, upon any termination of Mr. Ricci’s employment by the Company, other than for cause, death or disability, or by Mr. Ricci for good reason, (i) the vesting of all equity-based compensation awards issued to Mr. Ricci prior to August 11, 2006 shall accelerate and be fully vested as of the termination date and (ii) equity-based compensation awards issued on or after August 11, 2006 shall continue to vest during the severance period and any unvested options or awards at the termination of the severance period will be forfeited, provided, however, if such termination occurs within 12 months of a change in control of the Company, the vesting of 100% of Mr. Ricci’s stock options and restricted stock shall accelerate upon the termination event. Following termination of Mr. Ricci’s employment, Mr. Ricci shall be entitled to exercise all stock options granted prior to August 11, 2006 for the life of the stock option, and all stock options granted on or after August 11, 2006 for the lesser of (i) the life of the stock option or (ii) two years following the termination date. If Mr. Ricci’s employment is terminated due to his death or disability, Mr. Ricci (or his legal heirs or designees) shall be entitled to receive his base salary through the termination date and all equity-based compensation awards issued to Mr. Ricci shall accelerate and be fully vested as of the termination date. Mr. Ricci is also entitled to continuation of certain Company benefits following termination of employment, depending on the circumstances surrounding such termination. Mr. Ricci has agreed not to compete with the Company or solicit the Company’s employees or customers during the period in which he is receiving severance payments from the Company.

The agreement also provides for reimbursement to Mr. Ricci for excise tax payments which may be due pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), if payments to Mr. Ricci are deemed “parachute payments” within the meaning of Section 280G of the Code, subject to a maximum amount of $4,000,000. The Company has also agreed to provide an enhanced executive medical program and will reimburse up to $15,000 of services provided under the program annually. The Company has also agreed to reimburse Mr. Ricci up to $15,000 per year for post-retirement medical coverage for a 10 year period. Mr. Ricci will only receive this benefit in the event that (i) Mr. Ricci’s employment is terminated within twelve months following a change in control of the Company or (ii) Mr. Ricci retires from active employment with the Company after the age of fifty-five. The Company has also agreed to reimburse Mr. Ricci for up to $10,000 of tax and financial planning services and to provide a $15,000 car allowance to Mr. Ricci.

Mr. Arnold serves as our Chief Financial Officer. As part of Mr. Arnold’s September 2004 offer letter, in the event Mr. Arnold’s employment is terminated without cause and provided he executes our standard severance agreement, Mr. Arnold will receive a severance package of six months base salary, six months paid health insurance under COBRA, and a budget of $60,000 for relocation expenses. If Mr. Arnold’s employment is terminated without cause within six months following a change of control, Mr. Arnold will receive a severance package of twelve months base salary and twelve months paid health insurance under COBRA, plus immediate acceleration of all of his unvested stock options or restricted stock.

Ms. McCann serves as our Senior Vice President of Research and Development. Under the terms of a letter addressed to Ms. McCann on February 17, 2003, in the event there is a change in control and Ms. McCann’s employment is terminated within 6 months following the change in control, all of her unvested stock options and restricted stock will become fully vested as of the effective date of the termination of her employment. In addition, under the terms of our standard severance benefits for officers, if Ms. McCann’s employment is terminated without cause, Ms. McCann will receive a severance package of six months base salary and six months paid health insurance under COBRA, provided, however, if such termination occurs in connection with a change of control, Ms. McCann will receive a severance package of twelve months base salary and twelve months paid health insurance under COBRA.

Mr. Chambers serves as President of our SpeechWorks® Solutions Business Unit. As part of Mr. Chambers August 2003 offer letter, in the event Mr. Chambers’ employment is terminated for any reason other than cause, Mr. Chambers will be eligible to receive a severance package that is equal to the greater of the severance provided under the Senior Management severance plan in place at the time of his termination or six months base salary. In the event there is a change in control and Mr. Chambers’ employment is terminated within 6 months following the change in control, all of his unvested stock options and restricted stock will become fully vested as of the effective date of the termination of his employment. In addition, under the terms of our standard severance benefits for officers, if Mr. Chambers’ employment is terminated without cause, Mr. Chambers will receive a severance package of six months base salary and six months paid health insurance under COBRA, provided, however, if such termination occurs in connection with a change of control, Mr. Chambers will receive a severance package of twelve months base salary and twelve months paid health insurance under COBRA.

Mr. Shagoury serves as President of our Productivity Applications Business Unit. As part of Mr. Shagoury’s March 2004 offer letter, in the event Mr. Shagoury’s employment is terminated without cause, and provided he executes a standard severance agreement, Mr. Shagoury will receive a severance package of six months base salary plus six months of paid health insurance under COBRA. In the event there is a change in control and Mr. Shagoury’s employment is terminated within 12 months following the change in control, he will receive a severance package of twelve months base salary, twelve months of paid health insurance under COBRA and all of his unvested stock options and restricted stock will become fully vested as of the effective date of the termination of his employment.

Mr. Hauser serves as our Senior Vice President & General Manager, International Operations. As part of Mr. Hauser’s election as an executive officer, in the event there is a change in control and Mr. Hauser’s employment is terminated within 6 months following the change in control, all of his unvested stock options and restricted stock will become fully vested as of the effective date of the termination of his employment. In addition, pursuant to the terms of his employment agreement, Mr. Hauser is also entitled to severance equal to twelve months base salary and bonus in the event his employment is terminated without cause.

Mr. Hunt serves as our Senior Vice President, Worldwide Sales. As part of Mr. Hunt’s September 2006 offer letter, in the event Mr. Hunt’s employment is terminated without cause and provided he executes our standard severance agreement, Mr. Hunt will receive a severance package of twelve months base salary, twelve months paid health insurance under COBRA. If Mr. Hunt’s employment is terminated without cause within twelve months following a change of control, Mr. Hunt will receive a severance package of twelve months base salary and twelve months paid health insurance under COBRA, plus immediate acceleration of all of his unvested stock options or restricted stock. In addition, if there is a change of control transaction and there is a significant reduction in Mr. Hunt’s duties, position, reporting status or responsibilities during the twelve month period following the change of control transaction, Mr. Hunt will have the right to the same change of control benefits, as outlined above, provided he remains with the company for the full one-year period following the change of control, executes our standard severance agreement and gives notice of his intent to terminate employment within 30 days of the end of the 12 month period following the change of control transaction.

Recent Option Grants

The following table sets forth certain information regarding options granted during the fiscal year ended September 30, 2006 to the Named Executive Officers.

			Percent of
			Total
			Options			Potential Realizable Value
	Securities		Granted to	Exercise		at Assumed Annual Rates
	Underlying		Employees	or Base		of Stock Price Appreciation
	Options		in Fiscal	Price	Expiration	for Option Term($)(2)
Name	Granted(#)		Year(%)(1)	($/Share)	Date	5%	10%

Paul A. Ricci	1,000,000	(3)	30.2%	$7.57	8/11/2013	$3,081,750	$7,181,788
James R. Arnold, Jr.	—		—	—	—	—	—
Steven G. Chambers	100,000	(3)	3.0%	$9.30	2/15/2013	$378,603	$882,307
Peter Hauser	100,000	(4)	3.0%	$9.30	2/15/2011	$256,942	$567,774
John D. Shagoury	100,000	(3)	3.0%	$9.30	2/15/2013	$378,603	$882,307

(1)	Based on options to purchase an aggregate of 3,312,064 shares of the Company’s Common Stock granted to employees during the fiscal year ended September 30, 2006.

(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of five percent (5%) and ten percent (10%) compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Company’s Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares of the Company’s Common Stock. The actual gains, if any, on the stock option exercises will depend on the future performance of the Company’s Common Stock, the optionee’s continued employment through applicable vesting periods and the date on which the options are exercised.

(3)	These options have a seven year term, and vest in equal installments on an annual basis over a 3 year period.

(4)	These options have a five year term and vest in equal installments on an annual basis over a 3 year period.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values(1)

The following table shows the number of shares of Common Stock represented by outstanding stock options held by each of the Named Executive Officers as of September 30, 2006.

	Shares		Number of Securities		Value of Unexercised
	Acquired		Underlying Unexercised		In-The-Money
	on		Options at 09/30/06		Options at 09/30/06
	Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul A. Ricci	400,000	$3,751,923	3,036,554	1,375,000	$14,999,742	$2,242,500
James R. Arnold, Jr.	75,000	$485,490	200,000	275,000	$807,500	$1,114,250
Steven G. Chambers	75,000	$434,250	384,374	240,626	$1,308,518	$505,482
Peter Hauser	187,500	$1,304,610	140,624	171,876	$471,163	$281,837
John D. Shagoury	100,000	$539,850	191,666	308,334	$678,247	$749,753

(1)	Based on a per share price of $8.17, the closing price of the Company’s Common Stock as reported by NASDAQ on September 29, 2006, the last trading day of the fiscal year, less the exercise price. The actual value of unexercised options fluctuates with stock market activity.

Equity Compensation Plan Information

As of September 30, 2006, there were 23,404,137 shares subject to issuance upon exercise of outstanding options or awards under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $4.80, and with a weighted average remaining life of 5.66 years. As of September 30, 2006 there were 5,131,476 shares available for issuance under those plans.

The following table provides information as of September 30, 2006 with respect to the shares of Common Stock that may be issued under existing equity compensation plans.

				(c)
				Number of
				Securities Remaining
	(a)			Available for Future
	Number of		(b)	Issuance Under
	Securities to be		Weighted Average	Equity Compensation
	Issued Upon		Exercise Price of	Plans (Excluding
	Exercise of		Outstanding	Securities Reflected
	Options		Options	in Column (a))

Equity compensation plans approved by shareholders(1)	8,334,020	(2)	$6.08	4,290,317	(3)
Equity compensation plans not approved by shareholders(4)(5)	8,414,777	(6)(7)	$4.15	1,851,989

Total equity compensation plans	16,748,797		$5.11	6,142,306

(1)	Consists of our 1995 Directors’ Stock Option Plan, 1993 Incentive Stock Option Plan, 1995 Employee Stock Purchase Plan, 1997 Employee Stock Option Plan, 1998 Stock Option Plan and 2000 Stock Plan.

(2)	Excludes securities to be issued upon vesting of restricted stock units. As of September 30, 2006, 2,705,554 shares of the Company’s Common Stock were issuable upon vesting of the restricted stock units.

(3)	Includes 1,010,830 shares of the Company’s Common Stock available for future issuance under the 1995 Employee Stock Purchase Plan.

(4)	Includes a stand-alone stock option grant to Paul Ricci described more fully below, our 2000 Nonstatutory Stock Option Plan and our 2003 Stock Plan (formerly the SpeechWorks International, Inc. 2000 Employee, Director and Consultant Stock Plan).

(5)	Excludes options assumed by the Company in the Caere acquisition and the acquisition of the former Nuance Communications, Inc. As of September 30, 2006, a total of 257,434 shares of the Company’s Common Stock were issuable upon exercise of the assumed options. The weighted average exercise price of the outstanding assumed options is $3.47 per share and they have an average weighted life remaining of 1.5 years. All outstanding assumed options from the Caere acquisition are fully vested and exercisable. 3,017,398 of the 3,647,852 options assumed in connection with the acquisition of the former Nuance Communications, Inc. were exercisable as of September 30, 2006. No additional options may be granted under the assumed options or their related plans. The weighted average exercise price of the outstanding assumed options in the Nuance acquisition is $3.48 per share and have an average weighted life remaining of 6.4 years.

(6)	Excludes securities to be issued upon vesting of restricted stock units. As of September 30, 2006, 44,500 shares of the Company’s Common Stock were issuable upon vesting of restricted stock units.

(7)	Includes a stand-alone stock option to purchase 1,500,000 shares of the Company’s Common Stock granted to Paul Ricci at a per share exercise price of $1.3438 on August 17, 2000. This option, which was issued in connection with the hiring of Mr. Ricci, is fully vested and exercisable. In the event of termination of employment, Mr. Ricci will have the remaining term of the option to exercise any unexercised options.

Description of Plans Not Adopted by Stockholders

2000 Nonstatutory Stock Option Plan (the “NSO Plan”)

In August 2000, the Board of Directors approved our NSO Plan. The NSO Plan has not been approved by our stockholders. The NSO Plan, which has been amended from time to time, provides for the grant of nonstatutory stock options to employees and consultants. A total of 10,150,000 shares of Common Stock have been reserved for issuance under the NSO Plan. Of this amount, as of September 30, 2006, options with respect to 5,089,650 shares were outstanding, and 543,172 shares were available for future grants. All of the outstanding options were granted with an exercise price at or above fair market value, ranging from $0.66 to $11.81 per share with an average per share exercise price of $4.68. Vesting schedules of the options range from 2 to 4 years, and they have a maximum term of 10 years. All future options will be issued at or above fair market value with a maximum option term of 7 years.

Nuance 2003 Stock Plan (formerly the SpeechWorks International, Inc. 2000 Employee, Director and Consultant Stock Plan) (the “2003 Plan”)

In August 2003, in connection with the SpeechWorks acquisition, the Company assumed the 2003 Plan. The 2003 Plan provides for the grant of nonstatutory stock options or stock purchase rights to employees and consultants that were not employed by the Company prior to the time of the acquisition. A total of 4,402,011 shares of Common Stock have been reserved for issuance under the 2003 Plan. Of this amount, as of September 30, 2006, options with respect to 1,821,627 shares were outstanding, stock purchase units with respect to 44,500 shares were outstanding, and 1,308,817 shares were available for future grants. All outstanding options were granted with an exercise price at or above fair market value, ranging from $3.46 to $12.41 per share with an average per share price of $4.95. Vesting schedules of the options range from 3 to 4 years, and have a maximum term of 10 years. All future options will be issued at or above fair market value with a maximum option term of 7 years.

RELATED PARTY TRANSACTIONS

On May 5, 2005, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) by and among the Company, Warburg Pincus Private Equity VIII, L.P. and certain of its affiliated funds (collectively, “Warburg Pincus”) pursuant to which Warbug Pincus agreed to purchase and we agreed to sell 3,537,736 shares of our common stock and warrants to purchase 863,236 shares of our common stock for an aggregate purchase price of $15.1 million. The warrants have an exercise price of $5.00 per share and a term of four years. On May 9, 2005, the sale of the shares and the warrants pursuant to the Securities Purchase Agreement was completed. We also entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company and Warburg Pincus pursuant to which Warburg Pincus agreed to purchase and we agreed to sell 14,150,943 shares of our common stock and warrants to purchase 3,177,570 shares of our common stock for an aggregate purchase price of $60.0 million. The warrants have an exercise price of $5.00 per share and a term of four years. On September 15, 2005, the sale of the shares and the warrants pursuant to the Stock Purchase Agreement was completed. The net proceeds from these two fiscal 2005 financings were $73.9 million. In connection with the financings, we granted Warburg Pincus registration rights giving Warburg Pincus the right to request that we use commercially reasonable efforts to register some or all of the shares of common stock issued to Warburg Pincus under both the Securities Purchase Agreement and Stock Purchase Agreement, including shares of common stock underlying the warrants.

In connection with the foregoing transactions, we and Warburg Pincus entered into an Amended and Restated Stockholders Agreement dated May 5, 2005 (the “Amended and Restated Stockholders Agreement”), which amended and restated the previous Stockholders Agreement dated March 19, 2004. The Amended and Restated Stockholders Agreement provides Warburg Pincus with the opportunity to designate two directors to the Board, until the later of (i) the date that Warburg Pincus shall cease to beneficially own at least 25,000,000 shares of our voting stock, or (ii) the date that Warburg Pincus’s percentage beneficial ownership of our voting stock is less than the quotient of (x) two divided by (y) the then authorized number of directors of the Company. Messrs. Janeway and Harris, who are each members of the Board, are the designees of Warburg Pincus.

During the fiscal year ended September 30, 2006, the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, acted as primary outside corporate and securities counsel to the Company. Ms. Martin, a member of our Board of Directors, is a member, and is currently the head of the business law and tax services departments, of Wilson Sonsini Goodrich & Rosati. Aggregate fees and costs billed to us for services performed during the fiscal year ended September 30, 2006 by Wilson Sonsini Goodrich & Rosati were approximately $2,242,480, which is less than one percent (1%) of Wilson Sonsini Goodrich & Rosati’s revenue for the year ended January 31, 2007.

COMPENSATION COMMITTEE REPORT ON COMPENSATION

The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors. During the fiscal year ended September 30, 2006, the Compensation Committee consisted of Messrs. Robert J. Frankenberg and John C. Freker, Jr., each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market. No member of the Compensation Committee during this fiscal year ended September 30, 2006 was an employee of the Company or any of its subsidiaries.

Compensation Strategy

Generally, the Company’s 2006 executive compensation programs consisted of a base salary program, a performance-based cash bonus program and a long-term incentive plan consisting of nonqualified stock options and restricted stock awards. A large part of executive compensation is at-risk and tied to individual and Company performance. The Compensation Committee’s executive compensation policy has the following objectives:

•	to align the interests of the Company’s executives and other key employees with those of the Company’s stockholders, employees, and customers;

•	to link executive compensation to the Company’s performance;

•	to target base salaries at about the 50th percentile and total annual cash incentive at about the 75th percentile for each executive as compared to his or her industry-specific peers; and

•	to offer significant levels of at-risk compensation in the form of stock options and restricted stock awards so that the long-term rewards available to the Company’s executive officers will have a direct correlation to stockholder value.

Factors Considered in Establishing Compensation Packages

Several of the more important factors that were considered in establishing the components of each executive officer’s compensation package are summarized below. Additional factors were also taken into account to a lesser degree.

•	Base Salary. The Compensation Committee reviews recommendations and sets the salary levels of executive officers at the beginning of each calendar year. This review is based on the duties and responsibilities that the Company expects each executive to discharge during the current year and upon the executive’s performance during the previous year. The Company performs external market comparisons, relative to industry-specific peers, based on individual job responsibility. The Compensation Committee reviews companies whose employee size and annual revenue are similar to that of the Company.

•	Bonuses. The 2006 Bonus Program for the executive officers consisted of cash (the “Cash Component”) and equity in the form of restricted stock (the “Equity Component”).

•	The Cash Component included a bonus tied to certain corporate objectives. The bonus amount was a percentage of the executive’s base salary. The bonus program is an annual program paid out twice annually, with the exception of Messrs. Chambers and Shagoury who have 50% of their variable compensation as well as Mr. Hauser, who has 100% of his variable compensation, tied to a sales incentive plan which pays for achievements quarterly. Achievements made by Messrs. Hauser, Chambers and Shagoury under the sales incentive plans is included in “Bonus” column in the Summary Compensation Table. Mr. Hauser’s sales incentive plan achievements are in lieu of participation in the Cash Component of the Company’s 2006 Bonus Program. It was determined by the Compensation Committee that certain achievements have been accomplished under the Company bonus program and payouts in accordance with this program are included in the “Bonus” column in the Summary Compensation Table. A portion of the 2nd half of the Executive’s bonus’s were paid out in the form of restricted stock and are included in the “Long-Term Incentive-Restricted Stock Awards” column in the Summary Compensation Table.

•	The Equity Component took the form of restricted stock. All executive officers, with the exception of Mr. Arnold, were issued restricted stock with a 3-year cliff vesting schedule. All of the restricted stock awards had an acceleration feature pursuant to which fifty percent of the unvested shares would accelerate upon the achievement of corporate objectives for Fiscal 2007 and the remaining fifty percent of the unvested shares would accelerate upon the achievement of corporate objectives for Fiscal 2008. The value of the restricted stock issued to each of the Named Executive Officers is included in the “Long-Term Incentive-Restricted Stock Awards” column in the Summary Compensation Table.

Additional restricted stock grants were issued to Messrs. Arnold and Shagoury. Both of the restricted stock awards were issued as performance grants that would only vest if certain performance goals are achieved by May 2, 2007. If goals were not achieved, the grants would be cancelled. The value of these restricted stock grants issued is included in the “Long-Term Incentive-Restricted Stock Awards” column in the Summary Compensation Table.

•	Other Bonus Payments. The Compensation Committee also approved a special 2006 Recognition Incentive Bonus Program pursuant to which each eligible employee, including the executive officers (other than Messrs. Chambers, Hauser and Shagoury, received a special incentive cash bonus on April 15, 2006 equal to the total bonus paid to such employee for the second half of fiscal 2005 pursuant to the Company’s Fiscal 2005 Company Bonus Program, provided such employee remained employed by the Company on that date. In addition, the Compensation Committee approved a special one time bonus payment to Mr. Shagoury in the amount of $25,000.

In view of the reduced bonuses payable to employees for the first half of Fiscal 2006, Mr. Ricci requested that his bonus due pursuant to the 2006 Recognition Incentive Bonus Program be eliminated. The Compensation Committee accepted this proposal.

•	Options. The Compensation Committee periodically approves grants of stock options to each of the Company’s executive officers under the Company’s stock option plans. The grants are designed to give executive officers the opportunity to build a meaningful stake in the Company, with the objective of aligning executive officers’ long-range interests with those of the stockholders and encouraging the achievement of superior results over time. Each grant generally allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to 7 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. The Committee approved the issuance of grants to certain Named Executive Officers during the fiscal year ended September 30, 2006. Please see “Recent Option Grants” table for details of options granted during the fiscal year ended September 30, 2006.

Compensation of the Chief Executive Officer

The Company entered into a new employment agreement with Mr. Ricci effective August 11, 2006. Pursuant to the new agreement, effective October 1, 2006, Mr. Ricci received an annual base salary of $575,000, with an annual bonus opportunity of up to 100% of his base salary. Mr. Ricci also received the following equity-based compensation awards: (i) a grant of 750,000 shares of restricted stock which shall vest on August 11, 2009 (735,445 of the shares of restricted stock were issued on August 11, 2006 and 14,555 of the shares of restricted stock were issued on October 1, 2006), provided that the vesting of 50% of such shares shall accelerate upon the achievement of certain performance objectives established by the Board of Directors for the Company’s 2007 fiscal year and the vesting of the remaining 50% of such shares shall accelerate upon the achievement of certain performance objectives established by the Board of Directors for the Company’s 2008 fiscal year and (ii) a grant of 1,000,000 stock options which shall be scheduled to vest in three equal annual installments on each anniversary of the grant date. In addition, Mr. Ricci is entitled to receive an additional grant of 250,000 shares of restricted stock if (x) the vesting of the shares of restricted stock described above is accelerated based upon the achievement of the fiscal 2007 and fiscal 2008 performance objectives or (y) the closing price of the Company’s common stock on the Nasdaq Global Market exceeds $18 per share for a period of ninety consecutive days. If issued, the additional grant of shares of restricted stock shall be scheduled to vest on August 11, 2009. The grants of equity-based compensation pursuant to the terms of the employment agreement are intended to serve as Mr. Ricci’s equity-based compensation for the three-year term of the agreement, provided, however the Compensation Committee reserves the right to make additional grants of equity-based compensation to Mr. Ricci if deemed appropriate by the committee. Other terms of

Mr. Ricci’s employment agreement, particularly with respect to benefits upon a termination of his employment, are more fully set forth under the heading “Change in Control and Employee Agreements.”

The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. This section also provides for certain exemptions to this limitation, specifically compensation that is performance based within the meaning of Section 162(m). It is the Company’s policy to qualify, to the extent reasonable, compensation paid to executive for deductibility under Section 162(m). However, the Compensation Committee may from time to time approve compensation that is not deductible under this Section.

Robert J. Frankenberg
John C. Freker, Jr.

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED 2000 STOCK PLAN

The stockholders are being asked to approve the Company’s amended and restated 2000 Stock Plan (the “2000 Plan”). The 2000 Plan, as amended, will enable the Company to continue to use the 2000 Plan to assist in recruiting, motivating and retaining talented employees to help achieve the Company’s business goals.

The 2000 Plan, as amended, increases the number of shares of Common Stock authorized for issuance under the 2000 Plan from 16,250,000 shares to 22,750,000 shares, an increase of 6,500,000 shares. It does not differ in any other material respects from the current version of the 2000 Plan.

Awards granted under the 2000 Plan may be designed to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the “Code”). Pursuant to Section 162(m) of the Code, the Company generally may not deduct for federal income tax purposes compensation paid to the Chief Executive Officer or the four other most highly-paid employees to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, the Company may deduct for federal income tax purposes the compensation paid, even if such compensation exceeds $1 million in a single year.

In February 2007, the Board of Directors approved the change described above, subject to approval from the Company’s stockholders at the Annual Meeting. If the stockholders approve the 2000 Plan, it will replace the current version of the 2000 Plan. Otherwise, the current version of the 2000 Plan will remain in effect. The Company’s named executive officers and directors have an interest in this proposal.

We believe strongly that the approval of the amended 2000 Plan is essential to the Company’s continued success. The Company’s employees are its most valuable assets. Stock options and other awards such as those provided under the 2000 Plan are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which the Company must compete. Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals. While the Company does not have any specific plans or commitments to issue stock options or awards under the 2000 Plan at this time, for the reasons stated above and to ensure the Company can continue to grant stock awards to key employees of the Company at levels determined appropriate by the Board and the Compensation Committee of the Board, the stockholders are being asked to approve the 2000 Plan, as amended.

Description of the 2000 Plan

The essential features of the 2000 Plan are outlined below. The following summary of the principal provisions of the 2000 Plan as proposed to be amended and restated is qualified in its entirety by reference to the full text of the 2000 Plan, which is included as Annex A hereto.

General

The purpose of the 2000 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and employees and consultants of its parent and subsidiary companies and to promote the success of the Company’s business. The 2000 Plan authorizes the Board of Directors or one or more of its committees to grant stock options, restricted stock units, rights to purchase restricted stock and stock appreciation rights (each an “Award”).

Administration

The 2000 Plan may generally be administered by the Board or a committee appointed by the Board (as applicable, the “Administrator”). The Administrator may make any determinations deemed necessary or advisable for the 2000 Plan. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code (to enable the Company to receive a federal tax deduction for certain compensation paid under the Plan).

Number of Shares of Common Stock Available Under the Incentive Plan

Assuming stockholders approve this proposal, a total of 22,750,000 shares of Common Stock will have been reserved for issuance under the 2000 Plan. As of December 31, 2006, 2,188,553 shares of Common Stock were available for issuance under the 2000 Plan. Assuming stockholders approve this Plan, the shares available under this Plan would increase to 8,688,553 shares.

If any outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares allocable to the terminated portion of such Award or such forfeited or repurchased shares shall again be available for grant under the 2000 Plan. Shares shall not be deemed to have been granted pursuant to the 2000 Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld in satisfaction of tax withholding obligations. Upon payment in shares pursuant to the exercise of a stock appreciation right, the number of shares available for grant under the 2000 Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an option is paid by tender to the Company of shares underlying the option, the number of shares available for grant under the 2000 Plan shall be reduced by the net number of shares for which the option is exercised.

Eligibility

Nonstatutory stock options, stock purchase rights (i.e., awards of restricted stock), restricted stock units and stock appreciation rights may be granted under the 2000 Plan to employees, directors and consultants of the Company and employees and consultants of any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom Awards may be granted, the time or times at which such Awards will be granted, and the exercise price and number of shares subject to each such grant; provided, however, the exercise price of a stock option and a stock appreciation right may not be less than 100% of the fair market value of the Common Stock on the date such Award is granted.

Limitations

Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company’s ability to deduct the compensation income associated with certain Awards granted to such persons, the 2000 Plan provides that no service provider may be granted, in any fiscal year of the Company, options or stock appreciation rights to purchase more than 1,000,000 shares of Common Stock or 750,000 restricted stock awards or restricted stock units. Notwithstanding the limit on grants of options or stock appreciation rights, however, in connection with such individual’s initial employment with the Company, he or she may be granted options or stock appreciation rights to purchase up to an additional 1,000,000 shares of Common Stock or up to an additional 750,000 restricted stock awards or restricted stock units.

Terms and Conditions of Options

Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

(a) Exercise Price.  The Administrator determines the exercise price of options at the time the options are granted. The exercise price of a stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a more than 10% stockholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

The Company’s by-laws provide that it may not reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future under the 2000 Plan; cancel options in exchange for the re-grant of options at a lower exercise price (including entering into any “6 month and 1 day” cancellation and re-grant scheme), whether or not the cancelled options are returned to the available pool for grant; replace underwater options with restricted stock in an exchange, buy-back or other scheme; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme.

(b) Exercise of Option; Form of Consideration.  The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option in connection with the termination of a participant’s employment with the Company. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2000 Plan permits payment to be made by cash, check, other shares of Common Stock of the Company (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

(c) Term of Option.  No stock option or stock appreciation right granted under the 2000 Plan may have a term greater than seven years after the date of grant. In the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

(d) Termination of Service.  The Administrator determines the length of the post-termination exercise period of a stock option. In the absence of a time specified in a participant’s Award agreement, a participant may exercise the option within three months of such termination, to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement), unless such participant’s service relationship terminates due to the participant’s death or disability, in which case the participant or the participant’s estate or the person who acquires the right to exercise the option by bequest or inheritance may exercise the option, to the extent the option was vested on the date of termination, within 12 months from the date of such termination.

(e) Nontransferability of Options.  Unless otherwise determined by the Administrator, options granted under the 2000 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

(f) Other Provisions.  The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2000 Plan as may be determined by the Administrator.

Stock Purchase Rights

In the case of stock purchase rights, (i.e. rights to acquire restricted stock), unless the Administrator determines otherwise, the Award agreement will grant the Company a repurchase option exercisable upon the termination of the participant’s service with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will generally be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at a rate determined by the Administrator including, if the Administrator has determined it is desirable for the stock purchase right to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, the repurchase option will lapse based on the achievement of performance goals. The Administrator will determine the number of shares granted pursuant to a stock purchase right, but as discussed above, the Administrator will not be permitted to grant restricted stock and restricted stock units in excess of the limits described above.

Restricted Stock Units

The Administrator may grant restricted stock units under the 2000 Plan. Each restricted stock unit award will be evidenced by an Award agreement that will specify the period of restriction, the number of shares granted and all other terms and conditions as the Administrator may determine in its sole discretion, including, without limitation whatever conditions to vesting it determines to be appropriate. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator will determine the number of shares granted pursuant to a restricted stock unit award, but as discussed above, the Administrator will not be permitted to grant restricted stock and restricted stock units in excess of the Restricted Stock Limit.

Stock Appreciation Rights

The Administrator may grant stock appreciation rights either alone or in tandem with stock options. A stock appreciation right is the right to receive the appreciation in fair market value of Common Stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of Common Stock. The Administrator will determine the exercise price of a stock appreciation right, which will be no less than 100% of the fair market value of the Common Stock on the date of grant, and the term of each stock appreciation right, which will not be greater than seven (7) years from the date of grant. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the 2000 Plan. The Administrator will determine the number of shares granted to a service provider pursuant to a stock appreciation right, but as discussed above, the Administrator will not be permitted to grant to a service provider, in any fiscal year of the Company, more than 1,000,000 shares of Common Stock for issuance pursuant to awards of stock appreciation rights. Notwithstanding this limit, however, in connection with such individual’s initial employment with the Company, he or she may be granted stock appreciation rights to purchase up to an additional 1,000,000 shares of Common Stock.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Performance Goals

As discussed above, under Section 162(m) of the Internal Revenue Code, the annual compensation paid to the Chief Executive Officer and to each of its four other most highly-paid executive officers may not be deductible to the extent it exceeds $1 million. However, we are able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2000 Plan, setting limits on the number of Awards that any individual may receive, and for Awards other than options, establishing performance criteria that must be met before the Award actually will vest or be paid.

The 2000 Plan permits us to pay compensation that qualifies as performance-based under Section 162(m). Thus, the Administrator (in its discretion) may make performance goals applicable to a participant with respect to Administrator’s discretion, one or more of the following performance goals may apply: annual revenue, cash position, controllable profits, customer satisfaction MBOs, earnings per share, individual objectives, net income, new orders, operating cash flow, operating income, return on assets, return on equity, return on sales, and total shareholder return. Any criteria used may be measured, as applicable, in absolute terms or in relative terms (including passage of time and/or against another company or companies), on a per-share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis.

Adjustments upon Changes in Capitalization

In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of Common Stock subject to the 2000 Plan, the number of shares of Common Stock that may be issued pursuant to Awards of restricted stock and restricted stock units, the maximum number of shares of Common Stock that may be issued to service providers in any fiscal year pursuant to Awards, the number and class of shares of stock subject to any outstanding Award, and the exercise price of any such outstanding Award.

In the event of a liquidation or dissolution, any unexercised Award will terminate. The Administrator may, in its sole discretion, provide that each participant will have the right to exercise all or any part of the Award, including shares as to which the Award would not otherwise be exercisable.

In connection with any merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding Award will be assumed or an equivalent Award substituted by the successor corporation. If the successor corporation refuses to assume an Award or to substitute a substantially equivalent Award, the participant will have the right to exercise his or her option and stock appreciation right as to all of the shares subject to the Award, all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for restricted stock units will be deemed achieved, and all other terms and conditions met. In such event, the Administrator will notify the participant that the Award is fully exercisable for fifteen (15) days from the date of such notice and that the Award terminates upon expiration of such period.

Amendment and Termination of the Plan

The Board may amend, alter, suspend or terminate the 2000 Plan, or any part thereof, at any time and for any reason. However, the Company will obtain stockholder approval for any amendment to the 2000 Plan to the extent the Board determines it necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any Award previously granted under the 2000 Plan without the written consent of the participant. Unless terminated earlier, the 2000 Plan will terminate ten years from the date the 2000 Plan was originally adopted by the Board.

Plan Benefits

The amount and timing of Awards granted under the 2000 Plan are determined in the sole discretion of the Administrator and therefore cannot be determined in advance. The benefits or amounts that were received by, or allocated to, the Chief Executive Officer, the other Named Executive Officers, all current executive officers as a group, the current Directors of the Company who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group under the 2000 Plan for the fiscal year ended September 30, 2006 are set forth in the table below:

		Average	Number of	Dollar Value
	Number of	Per Share	Shares of	of Shares of
	Options	Exercise	Restricted	Restricted
Name and Position	Granted	Price	Stock Granted	Stock Granted

Paul A. Ricci	1,000,000	$7.57	750,000	$5,662,195
James R. Arnold, Jr.	—	—	9,909	$100,642
Steven G. Chambers	100,000	$9.30	75,000	$697,425
Peter Hauser	100,000	$9.30	75,000	$697,425
John D. Shagoury	100,000	$9.30	79,003	$747,418
Executive Group	1,400,000	$8.06	1,071,340	$8,675,022
Non-Executive Director Group	—	—	—	—
Non-Executive Officer Employee Group	1,816,964	$9.06	2,132,528	$19,489,166

The future benefits or amounts that would be received under the 2000 Stock Plan by executive officers and other employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the 2000 Stock Plan, as amended, had been in effect cannot be determined.

Federal Income Tax Consequences

Incentive Stock Options.  An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m), the Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options.  An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m), the Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Purchase Rights (i.e., Restricted Stock) and Restricted Stock Units.  A participant generally will not have taxable income at the time an award of restricted stock and restricted stock units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the Award (less any amount paid for the shares) on the date the Award is granted.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Tax Effect for the Company.  The Company generally will be entitled to a tax deduction in connection with an Award under the 2000 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly-paid executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2000 Plan and setting limits on the number of Awards that any individual may receive. The 2000 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2000 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of shares of the Company’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the 2000 Plan, as amended. Unless marked to the contrary, proxies received will be voted “FOR” approval of the 2000 Plan, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE 2000 PLAN, AS AMENDED.

PROPOSAL 3

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has adopted an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock par value $0.001 the Company is authorized to issue from 280,000,000 shares of Common Stock to 560,000,000 shares. As of December 31, 2006, of the 280,000,000 shares of Common Stock the Company is currently authorized to issue, 172,348,961 shares of Common Stock were outstanding, 29,257,684 shares of Common Stock were reserved for issuance under the Company’s stock-based compensation plans, and 8,060,339 shares of Common Stock were reserved for issuance upon exercise of other outstanding warrants and convertible securities. The Company is also authorized to issue up to 40,000,000 shares of preferred stock, par value $0.001 per share. The Company has designated 100,000 shares as Series A Preferred Stock, none of which are issued and outstanding, and 15,000,000 as Series B Preferred Stock, 3,562,238 of which are issued and outstanding.

The purpose of the amendment is to allow the Company to have a sufficient number of shares of authorized and unissued Common Stock which can be issued in connection with such corporate purposes as may, from time to time, be considered advisable by the Board. Having such shares available for issuance in the future will give the Company greater flexibility and will allow such shares to be issued as determined by the Board without the expense and delay of a special stockholder’s meeting to approve such additional authorized Common Stock. Such corporate purposes could include, without limitation; the issuance of shares in connection with stock splits or stock dividends, the issuance of shares upon exercise of options granted under the Company’s various stock option plans or in connection with other employee benefit plans, the issuance of shares in connection with equity financings and the issuance of shares in connection with acquisitions. However, the Company has no present plans or proposals to issue shares that would be authorized by the proposed amendment.

The increase in authorized common stock will not have an immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by the Certificate of Incorporation and applicable laws and regulations. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to the Company’s existing stockholders. The holders of Common Stock have no preemptive rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting right of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in authorized shares of common stock be used as a type of antitakeover device.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of the Company’s outstanding shares of Common Stock is required for approval of this proposal. Unless marked to the contrary, proxies received will be voted “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS
VOTE “FOR” THE AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE
OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES.

PROPOSAL NUMBER 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

In January 2007, the Audit Committee approved the retention of BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal period ended September 30, 2007. A representative of BDO is expected to be present at the Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

The stockholders are asked to ratify the appointment of BDO as independent registered public accounting firm for the Company for the fiscal year ending September 30, 2007. BDO was engaged as the Company’s independent registered public accounting firm by the Audit Committee on October 24, 2004 and has audited the Company’s financial statements for the nine months ended September 30, 2004 and fiscal years ended September 30, 2005 and 2006. BDO was engaged following the resignation of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Company on September 8, 2004.

During the Company’s fiscal year ended September 30, 2006, (i) there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference thereto in their reports on the financial statements for such year and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

PwC’s reports on the Company’s consolidated financial statements for the year ended December 31, 2003 did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal year ended December 31, 2003 and through September 8, 2004, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports on the financial statements for such years and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years and the period from the end of the most recent fiscal year to the date of BDO’s engagement, neither the Company nor anyone acting on its behalf consulted with BDO with respect to any subject matter or reportable event set forth in Item 304(a)(2) of Regulation S-K.

Audit Fees During Fiscal Years 2006 and 2005

The following table sets forth the approximate aggregate fees paid by the Company to BDO Seidman, LLP during the fiscal years ended September 30, 2006 and September 30, 2005.

	2006	2005

Audit Fees(1)	$3,292,675	$2,690,425
Audit Related Fees(2)	$1,564,870	$352,176
Tax Fees(3)	$23,945	$3,120
All Other Fees	$—	$—

Total Fees	$4,881,490	$3,045,721

(1)	Audit Fees. This category represents fees billed for professional services rendered by the principal accountant for the audits of the registrant’s annual financial statements and internal controls over financial reporting, and review of the interim financial statements included in the registrant’s quarterly reports on Form 10-Q, and statutory audits and other SEC filings.

(2)	Audit Related Fees. This category represents fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of registrant’s financial statements, primarily accounting consultations and audits of significant acquirees.

(3)	Tax Fees. This category represents fees billed for professional services rendered by the principal accountant for tax compliance, advice and planning, primarily for tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the U.S. Securities and Exchange Commission require all independent registered public accounting firms that audit issuers to obtain pre-approval from their respective audit committees in order to provide professional services without impairing independence. As such, the Company’s Audit Committee has a policy and has established procedures by which it pre-approves all audit and other permitted professional services to be provided by the Company’s independent registered public accounting firm.

The pre-approval procedures of the Company include execution by the Chief Financial Officer and Audit Committee Chairperson, on behalf of the Company and the entire Audit Committee, of an audit and quarterly review engagement letter and pre-approval listing of other permitted professional services anticipated to be rendered during the foreseeable future. Additionally, from time to time, the Company may desire additional permitted professional services for which specific pre-approval is obtained from the Audit Committee Chairman, acting on behalf of the Company and entire Audit Committee, before provision of such services commences. In doing this, the Company and Audit Committee have established a procedure whereby a BDO Seidman, LLP representative, in conjunction with the Chief Financial Officer or Chief Accounting Officer, contacts the Audit Committee Chairman and obtains pre-approval for such services on behalf of the entire Audit Committee, to be followed by a written engagement letter, as appropriate, confirming such arrangements between BDO Seidman, LLP and the Company. In addition, on a periodic (at least quarterly) basis, the entire Audit Committee is provided with a summary of all pre-approved services to date for its review. During the fiscal year ended September 30, 2006, all services provided by the Company’s independent registered public accounting firm were pre-approved by the Audit Committee in accordance with this policy.

Although ratification by stockholders is not required by law, the Board is submitting the selection of BDO for ratification as a matter of good corporate governance. Should the stockholders fail to ratify the appointment of BDO as independent registered public accounting firm the Audit Committee will reconsider whether or not to retain BDO. Even if the selection is ratified, the Audit Committee may appoint new independent registered public accounting firm at any time during the year if they believe that such a change would be in the best interests of the Company and its stockholders.

Recommendation of the Board

Unless marked to the contrary, proxies received will be voted “FOR” approval of the ratification of the appointment of BDO as independent registered public accounting firm for the Company for the fiscal year ending September 30, 2007.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
RATIFICATION OF APPOINTMENT OF BDO AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing an independent, objective review of the Company’s accounting functions and internal controls. During the fiscal year ended September 30, 2006, the Audit Committee was comprised of Messrs. Frankenberg, Finch and Myers, each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market, and was governed by a written charter first adopted and approved by the Board of Directors in June 2001, and as amended and restated on April 29, 2003 and February 24, 2004. A copy of the Company’s Amended and Restated Audit Committee Charter is available on the Company’s Website at http://www.nuance.com/company/governance. The Audit Committee met 11 times during the fiscal year ended September 30, 2006.

In connection with the Company’s audited financial statements for the fiscal year ended September 30, 2005, the Audit Committee (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, and (3) received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 and discussed with the independent registered public accounting firm the independent auditors’ independence.

The Audit Committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditor’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2006 for filing with the Securities and Exchange Commission.

Robert J. Frankenberg, Chairman
Mark B. Myers
Robert M. Finch

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of December 31, 2006, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Company’s Common Stock; (2) each of our directors; (3) each executive officer named in the Summary Compensation Table; and (4) all directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. All shares of Common Stock subject to options exercisable within 60 days of December 31, 2006 are deemed to be outstanding and beneficially owned by the persons holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 172,348,961 shares of Common Stock outstanding as of December 31, 2006.

		Percent of
	Number	Outstanding
Name and Address of Beneficial Owner(1)	Owned	Shares

Warburg Pincus(2)
466 Lexington Avenue New York, NY 10017	42,277,057	23.1%
Franklin Resources, Inc.
One Franklin Parkway San Mateo, CA 94403	9,073,191	5.3%
Paul A. Ricci(3)	4,075,840	2.3%
Charles W. Berger(4)	1,253,220	*
Robert M. Finch(5)	88,582	*
Robert J. Frankenberg(6)	252,675	*
John C. Freker(7)	99,411	*
Jeffrey A. Harris(8)	42,289,557	23.1%
William H. Janeway(9)	42,332,057	23.1%
Katharine A. Martin(10)	146,000	*
Mark B. Myers(11)	145,000	*
Philip J. Quigley(12)	152,079	*
Robert G. Teresi(13)	281,757	*
James R. Arnold, Jr.(14)	399,434	*
Steven G. Chambers(15)	544,500	*
John D. Shagoury(16)	458,260	*
All directors and executive officers as a group (16 persons)(17)	51,630,257	28.5%

*	Less than 1%.

(1)	Unless otherwise indicated, the address for the following stockholders is c/o Nuance Communications, Inc., One Wayside Drive, Burlington, Massachusetts 01803.

(2)	The stockholder is Warburg Pincus Private Equity VIII, L.P., including two affiliated partnerships (“WP VIII”). Warburg Pincus Partners LLC (“WP Partners LLC”), a direct subsidiary of Warburg Pincus & Co. (“WP”), is the sole general partner of WP VIII. WP VIII is managed by Warburg Pincus LLC (“WP LLC”). Includes four warrants that were exercisable, within sixty days of December 31, 2006, for up to 525,732, 2,500,000, 863,236 and 3,177,570 shares of our common stock, respectively, and 3,562,238 shares of non-voting Series B Preferred Stock. The shares that underlie the warrants and the Series B shares have not been converted into our common stock and are factored into the calculation of Warburg Pincus’ beneficial ownership only for the purposes of this table. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities.

(3)	Includes options to acquire 2,964,054 shares of Common Stock that are exercisable within 60 days of December 31, 2006. Includes 750,000 unvested shares of restricted stock and 33,633 unvested restricted stock units. Mr. Ricci does not have voting rights with respect to the shares underlying the restricted stock units.

(4)	Includes options to acquire 1,179,877 shares of the Company’s Common Stock that are exercisable within 60 days of December 31, 2006.

(5)	Includes options to acquire 67,500 shares of the Company’s Common Stock that are exercisable within 60 days of December 31, 2006.

(6)	Includes options to acquire 210,854 shares of the Company’s Common Stock that are exercisable within 60 days of December 31, 2006.

(7)	Includes options to acquire 67,500 shares of the Company’s Common Stock that are exercisable within 60 days of December 31, 2006.

(8)	Mr. Harris, a director of the Company, is a general partner of WP and a Managing Director and member of WP LLC. All shares indicated as owned by Mr. Harris other than 12,500 shares are included because of his affiliation with the Warburg Pincus entities. Mr. Harris disclaims beneficial ownership of all shares held by the Warburg Pincus entities. Includes four warrants that, as of January 15, 2007, were exercisable for up to 525,732, 2,500,000, 863,236 and 3,177,570 shares of our common stock, respectively, and 3,562,238 shares of non-voting Series B Preferred Stock. The shares that underlie the warrants and the Series B shares have not been converted into our common stock and are factored into the calculation of Mr. Harris’ beneficial ownership only for the purposes of this table. Mr. Harris may be deemed to have a pecuniary interest in these shares. Also includes options to acquire 12,500 shares of the Company’s Common Stock that are exercisable within 60 days of December 31, 2006.

(9)	Mr. Janeway, a director of the Company, is a general partner of WP and a Vice Chairman and member of WP LLC. All shares indicated as owned by Mr. Janeway other than 55,000 shares are included because of his affiliation with the Warburg Pincus entities. Mr. Janeway disclaims beneficial ownership of all shares held by the Warburg Pincus entities. Includes four warrants that, as of January 15, 2007, were exercisable for up to 525,732, 2,500,000, 863,236 and 3,177,570 shares of our common stock, respectively, and 3,562,238 shares of non-voting Series B Preferred Stock. The shares that underlie the warrants and the Series B shares have not been converted into our common stock and are factored into the calculation of Mr. Janeway’s beneficial ownership only for the purposes of this table. Mr. Janeway may be deemed to have a pecuniary interest in these shares. Also includes options to acquire 55,000 shares of the Company’s Common Stock that are exercisable within 60 days of December 31, 2006.

(10)	Includes options to acquire 145,000 shares of the Company’s Common Stock that are exercisable within 60 days of December 31, 2006.

(11)	Represents options to acquire shares of the Company’s Common Stock that are exercisable within 60 days of December 31, 2006.

(12)	Includes options to acquire 146,689 shares of the Company’s Common Stock that are exercisable within 60 days of December 31, 2006.

(13)	Includes options to acquire 140,000 shares of the Company’s Common Stock that are exercisable within 60 days of December 31, 2006. 141,757 shares are held indirectly in a Trust.

(14)	Includes options to acquire 263,541 shares of the Company’s Common Stock that are exercisable within 60 days of December 31, 2006 and 97,959 unvested restricted stock units. Mr. Arnold does not have voting rights with respect to the shares underlying the restricted stock units.

(15)	Includes options to acquire 363,750 shares of the Company’s Common Stock that are exercisable within 60 days of December 31, 2006, 71,302 unvested shares of restricted stock and 81,235 unvested restricted stock units. Mr. Chambers does not have voting rights with respect to the shares underlying the restricted stock units.

(16)	Includes options to acquire 283,333 shares of the Company’s Common Stock that are exercisable within 60 days of December 31, 2006, 62,674 unvested shares of restricted stock and 85,238 unvested restricted stock units. Mr. Shagoury does not have voting rights with respect to the shares underlying the restricted stock units.

(17)	Includes options to acquire 6,606,848 shares of the our common stock that are exercisable within 60 days of December 31, 2006, 932,921 unvested shares of restricted stock and 388,858 unvested restricted stock units. Also includes, as outlined in footnotes 8 and 9 above, four warrants that as of December 31, 2006 were exercisable for up to 525,732, 2,500,000, 863,236, and 3,177,570 shares of our common stock, respectively, and 3,562,238 shares of non-voting Series B Preferred Stock. The shares that underlie the warrants and the Series B shares have not been converted into the Company’s Common Stock and are factored into the calculation of beneficial ownership only for the purposes of this table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the Securities and Exchange Commission (the “Commission”) thereunder require the Company’s executive officers, directors and certain stockholders to file reports of ownership and changes in ownership of the Company’s Common Stock with the Commission. Based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended September 30, 2006, the Company believes that all directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock complied with all filing requirements applicable to them during the fiscal year ended September 30, 2006, except for inadvertent late filings by Messrs. Ricci, Arnold and Hebert and Ms. McCann. Messrs. Ricci and Arnold and Ms. McCann were late to report shares of restricted stock granted to them on December 15, 2005. Mr. Hebert was late to report shares of restricted stock granted to him on May 1, 2006.

PERFORMANCE GRAPH

The following performance graph compares the Company’s cumulative total return on its Common Stock for a 69-month period ended September 30, 2006 with the cumulative total return of the Russell 2000, and the S&P Information Technology indices assuming $100 was invested in the Company’s Common Stock and each of the indices on December 31, 2000. The measurement periods shown in the performance graph below correspond to the Company’s fiscal years ended December 31, 2001, 2002, 2003 and September 30, 2004, 2005 and 2006. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

Comparison of 5 Year Cumulative Total Return*
Among Nuance Communications, Inc., The Russell 2000 Index
and The S&P Information Technology Index

	Cumulative Total Return
	9/01	9/02	9/03	9/04	9/05	9/06
Nuance Communications, Inc.	100.00	234.04	297.87	289.36	378.01	579.43
Russell 2000	100.00	90.70	123.80	147.04	173.44	190.65
S&P Information Technology	100.00	68.95	110.00	112.16	127.24	131.39

* $100 invested on 9/30/2001 in stock or index-including reinvestment of dividends.

OTHER MATTERS

Other Matters.  Management knows of no business or nominations that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Not Soliciting Materials.  The information contained in this Proxy Statement under the captions “Report of the Audit Committee”, “Compensation Committee Report on Compensation” and “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

By Order of the Board of Directors,

Jo-Anne Sinclair
Secretary

Burlington, Massachusetts
February 26, 2007

ANNEX A

NUANCE COMMUNICATIONS, INC.
(FORMERLY KNOWN AS SCANSOFT, INC.)

2000 STOCK PLAN
(As proposed to be amended at the 2007 Annual Meeting of Stockholders)

1. Purposes of the Plan.  The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units.

2. Definitions.  As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

(e) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units.

(f) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash Position” means the Company’s level of cash and cash equivalents.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Nuance Communications, Inc. (formerly known as ScanSoft, Inc.) a Delaware corporation. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Nuance Communications, Inc. and its consolidated subsidiaries.

(m) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(n) “Controllable Profits” means as to any Plan Year, a business unit’s Annual Revenue minus (a) cost of sales, (b) research, development, and engineering expense, (c) marketing and sales expense, (d) general and administrative expense, (e) extended receivables expense, and (f) shipping requirement deviation expense.

(o) “Customer Satisfaction MBOs” means as to any Participant for any Plan Year, the objective and measurable individual goals set by a “management by objectives” process and approved by the Committee, which goals relate to the satisfaction of external or internal customer requirements(p) .

(p) “Director” means a member of the Board.

(q) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(r) “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(s) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(v) “Fiscal Year” means the fiscal year of the Company.

(w) “Freestanding SAR” means an SAR that is granted independent of any Option.

(x) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

(z) “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

(aa) “New Orders” means as to any Plan Year, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company’s order Recognition Policy.

(bb) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd) “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(ee) “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

(ff) “Option” means a stock option granted pursuant to the Plan.

(gg) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(hh) “Optioned Stock” means the Shares subject to an Award.

(ii) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(jj) “Participant” means the holder of an outstanding Award, which shall include an Optionee.

(kk) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Controllable Profits, (d) Customer Satisfaction MBOs, (e) Earnings Per Share, (f) Individual Objectives, (g) Net Income, (h) New Orders, (i) Operating Cash Flow, (j) Operating Income, (k) Return on Assets, (l) Return on Equity, (m) Return on Sales, and (n) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award.

(ll) “Plan” means this 2000 Stock Plan, as amended and restated.

(mm) “Restricted Stock” means Shares acquired pursuant to a grant of Stock Purchase Rights under Section 9 of the Plan or pursuant to the early exercise of an Option.

(nn) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Participant evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(oo) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 11.

(pp) “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(qq) “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(rr) “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(ss) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(tt) “Section 16(b)” means Section 16(b) of the Exchange Act.

(uu) “Service Provider” means an Employee, Director or Consultant.

(vv) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ww) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, which pursuant to Section 10 is designated as an SAR.

(xx) “Stock Purchase Right” means the right to purchase Shares pursuant to Section 9 of the Plan.

(yy) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(zz) “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

(aaa) “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

3. Stock Subject to the Plan.  Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 22,750,000 Shares (the “Plan Maximum”). If any outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan. Shares shall not be deemed to have been granted pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such Shares are withheld in satisfaction of tax withholding obligations. Upon payment in Shares pursuant to the exercise of a Stock Appreciation Right, the number of Shares available for grant under the Plan shall be reduced only by the number of Shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company of Shares underlying the Option, the number of Shares available for grant under the Plan shall be reduced by the net number of Shares for which the Option is exercised. The Shares may be authorized, but unissued, or reacquired Common Stock.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Awards which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(iii) Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions in connection with the termination of a Participant’s status as a Service Provider, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(ix) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; or

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. Eligibility.  Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) The following limitations shall apply to grants of Options and Stock Appreciation Rights:

(i) No Service Provider shall be granted, in any Fiscal Year, Options or Stock Appreciation Rights covering more than 1,000,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options or Stock Appreciation Rights covering up to an additional 1,000,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iv) If an Option or Stock Appreciation Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option or Stock Appreciation Right will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option or Stock Appreciation Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Appreciation Right and the grant of a new Option or Stock Appreciation Right.

(c) The exercise price of any Option or SAR outstanding or to be granted in the future under the Plan shall not be reduced or cancelled and re-granted at a lower exercise price (including pursuant to any “6 month and 1 day” cancellation and re-grant scheme), regardless of whether or not the Shares subject to the cancelled Options or SARs are put back into the available pool for grant. In addition, the Administrator shall not replace underwater Options or SARs with restricted stock in an exchange, buy-back or other scheme. Moreover, the Administrator shall not replace any Options or SARs with new options or stock appreciation rights having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme.

7. Term of Plan.  Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 17 of the Plan.

8. Stock Options

(a) Term of Option.  The term of each Option shall be stated in the Award Agreement, but in no event shall the term of an Option be more than seven (7) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be no less than 100% of the Fair Market Value per Share on the date of grant. In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(ii) Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(1) cash;

(2) check;

(3) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(4) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(5) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(6) any combination of the foregoing methods of payment; or

(7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(c) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

(1) An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(2) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iii) Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iv) Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(v) Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

9. Stock Purchase Rights.

(a) Rights to Purchase.  Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase (subject to the limits set forth in Section 3), the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. The following limitations shall apply to grants of Stock Purchase Rights:

(i) No Service Provider shall be granted, in any Fiscal Year, Stock Purchase Rights covering more than 750,000 Shares.

(ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iii) If a Stock Purchase Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Stock Purchase Right will be counted against the limit set forth in subsection (i) above.

(b) Repurchase Option.  Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions.  The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder.  Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

10. Stock Appreciation Rights

(a) Grant of SARs.  Subject to the terms and conditions of the Plan, an SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b) Number of Shares.  The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

(c) Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, will determine the terms and conditions of SARs granted under the Plan; provided, that, the exercise price of an SAR is at least 100% of the Fair Market Value of the Shares subject to the SAR; provided, further, the exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

(d) Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(e) Exercise of Affiliated SARs.  An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

(f) Exercise of Freestanding SARs.  Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(g) SAR Agreement.  Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(h) Expiration of SARs.  An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 8(c) also will apply to SARs.

(i) Payment of SAR Amount.  Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11. Restricted Stock Units.

(a) Grant of Restricted Stock Units.  Restricted Stock Units may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant, subject to the limits set forth in Section 3 of the Plan. The following limitations shall apply to grants of Restricted Stock Units:

(i) No Service Provider shall be granted, in any Fiscal Year, Restricted Stock Units covering more than 750,000 Shares.

(ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iii) If a Restricted Stock Unit is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Restricted Stock Unit will be counted against the limit set forth in subsection (i) above.

(b) Value of Restricted Stock Units.  Each Restricted Stock Unit will have an initial value that is established by the Administrator on or before the date of grant.

(c) Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Restricted Stock Units.  After the applicable Performance Period has ended, the holder of Restricted Stock Units will be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Restricted Stock Unit.

(e) Form and Timing of Payment of Restricted Stock Units.  Payment of earned Restricted Stock Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Restricted Stock Units.  On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

12. Leaves of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3, 6, 9 and 11 of the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of 15 days from the date of such notice, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award (or in the case of Restricted Stock Units, the number of implied shares determined by dividing the value of the Restricted Stock Units by the per Share consideration received by holders of Common Stock in the merger or sale of assets), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s corporate structure post-merger or post-sale of assets will not be deemed to invalidate an otherwise valid Award assumption.

15. No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Stockholder Approval.  The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

  DETACH PROXY CARD HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NUANCE COMMUNICATIONS, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
MARCH 22, 2007

     The undersigned stockholder of Nuance Communications, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated February   , 2007, and hereby appoints Paul A. Ricci and James R. Arnold, Jr., or one of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Nuance Communications, Inc. to be held on March 22, 2007 at 9:00 a.m., local time, at Company’s corporate headquarters, 1 Wayside Road, Burlington, Massachusetts, 01803 and at any adjournment thereof, and to vote all shares of Common Stock of the Company held of record by the undersigned on January 22, 2007 as hereinafter specified upon the proposals listed, and with discretionary authority upon such other matters as may properly come before the meeting.

     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSALS.

                           PLEASE SIGN AND DATE ON REVERSE SIDE

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  DETACH PROXY CARD

1. ELECTION OF DIRECTORS	☐	FOR all nominees listed below (except as indicated)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	EXCEPTIONS Director

Nominees:	Charles W. Berger, Robert J. Frankenberg, Jeffrey A. Harris, William H. Janeway, Katharine A. Martin, Mark B. Myers, Philip J. Quigley, Paul A. Ricci, Robert G. Teresi

(INSTRUCTIONS:  To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the space below.)

EXCEPTIONS:

☐	FOR	☐	AGAINST	☐	ABSTAIN	2. To approve the amended and restated 2000 Stock Plan.
☐	FOR	☐	AGAINST	☐	ABSTAIN	3. To approve the amendment to the Company’s Amended and Restated Certificate of Incorporation.
☐	FOR	☐	AGAINST	☐	ABSTAIN	4. To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007.
☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW					I (WE) WILL ☐ WILL NOT ☐ ATTEND THE MEETING IN PERSON.
Please sign exactly as your name appears hereon. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.
Date: _ _

Signature:
Date: _ _

Signature:

Please Detach Here
 You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope
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